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                                                                     Exhibit 1.9


                CERTIFICATE OF DETERMINATION OF PREFERENCES AND
                                    RIGHTS
                                      of
                           SERIES A PREFERRED STOCK
                                      of
                                 DEPOMED, INC.

         (Pursuant to Section 401 of the California Corporations Code)

     We, John W. Fara, Ph.D. and John F. Hamilton, the President and Chief Executive Officer and Vice President, Finance and Chief Financial Officer, respectively, of DepoMed, Inc., a Company organized and existing under the California Corporations Code (the "Company"), in accordance with the provisions of 401 of the California Corporations Code thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company, the Board of Directors of the Company on November 23, 1999 adopted the following resolution, pursuant to the Company's Articles of Incorporation and Section 401 of the California Corporations Code, creating one series of shares of Preferred Stock designated as Series A Preferred Stock consisting of 25,000 shares none of which have been issued.

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by the Articles of Incorporation, the Board of Directors of the Company does hereby provide for the issuance of a series of Preferred Stock, no par value, of the Company, to be designated "Series A Preferred Stock", initially consisting of 25,000 shares,none of which have been issued, plus, such number of additional shares that may be issuable as provided herein, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Articles of Incorporation, the Board of Directors of the Company does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

                                       I

          1.   Designation. 25,000 shares of Preferred Stock shall be designated
               -----------
     and known as the "Series A Preferred Stock". Such number of shares may be
                       ------------------------
     increased or decreased by resolution of the Board of Directors of the Company after obtaining the consent of a majority in interest of the holder(s) of the then-outstanding shares of Series A Preferred Stock; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the
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     number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

          2.   Dividend Provisions.
               -------------------

          (a) From and after the date hereof, when and if the Board of Directors of the Company shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock of the Company (the "Common Stock"), the holders of the Series A Preferred Stock shall be entitled
 ------------
to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

          (b) In addition to Section 2(a) above, each share of Series A Preferred Stock, for a period of six years from the date of first issuance of the Series A Preferred Stock, shall be entitled to receive a mandatory dividend equal to 7.0% per year of the Original Issue Price (as defined below) thereof. Such dividend shall (1) shall compound on a semi-annual basis, the first compounding to commence six months from the date hereof, and (2) be payable semi-annually on each succeeding six- and 12-month anniversary of such first issuance, solely by the issuance of additional shares of Series A Preferred Stock, at a price per share equal to the Original Issue Price thereof, and not in cash. Fractional shares of Series A Preferred Stock shall be issuable for purposes hereunder. As used herein, the "Original Issue Price" per share is
                                         --------------------
$1,000.

     3.   Seniority; Liquidation Preference.
          ----------------------------------

     (a) The Series A Preferred Stock, as to its liquidation preference, shall rank senior to or pari passu with (but as to pari passu only, as agreed to by a majority in interest of the outstanding shares of Series A Preferred Stock) any future class or series of Preferred Stock issued by the Company and senior to the Company's Common Stock.

     (b) In the event of any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, (collectively, a "Liquidation"), before any payment of cash or distribution of other property
 -----------
shall be made to the holders of the Common Stock or any other class or series of stock subordinate in liquidation preference to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to its shareholders, the Original Issue Price per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after issuance) and accrued and unpaid dividends thereon (the "Series A Liquidation Preference").
 -------------------------------

     (c) If, upon any Liquidation, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they shall be entitled, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them in respect of the shares held by them if all amounts payable to them in respect of

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such were paid in full pursuant to Section 3(b).

     (d) After the distributions described in Section 3(c) above have been paid, subject to the rights of other series of preferred stock that may from time to time come into existence, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

     4.   Conversion. The holders of the Series A Preferred Stock shall have
          ----------
conversion rights, through and including the date that is six years after the first issuance of any shares of Series A Preferred Stock ("the Conversion
                                                               ----------
Termination Date"):
----------------

     (a)  Right to Convert.
          ----------------

               (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time that is two years after the issuance thereof, at the office of the Company or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the sum of the Original Issue Price of such share of Series A Preferred and all accrued and unpaid dividends thereon by (y) the Series A Conversion Price (as defined below). The "Series A Conversion Price" shall initially be $12.00 and shall be
          -------------------------
     subject to adjustment as set forth below in this Section 4(a). Notwithstanding the above, the original holder of the Series A Preferred Stock or its affiliates shall have the right, at the option of the original holder of the Series A Preferred Stock or such affiliates, at any time within the two-year period after the issuance thereof, to instruct the Company to automatically convert the Series A Preferred Stock into shares of Common Stock at the Series A Conversion Price then in effect, upon the occurrence of any of the following: (i) a merger, consolidation or similar transaction involving the Company or (ii) transactions including the Company in a share-for-share merger or similar transaction.

               (ii) Before any holder of Series A Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

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               (iii) If the Company shall issue any Common Stock Equivalents (as defined below) without consideration or for a consideration per share less than the Fair Market Value (as defined below) per share on such date, the Series A Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to such issuance and (x) the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Series A Conversion Price; and the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding immediately prior to such issuance and (z) the number of shares of such Common Stock Equivalents; and the number of Shares purchasable hereunder shall be increased by multiplying it by the reciprocal of such fraction. For purposes of this Certificate of Designations, "Fair Market Value" shall mean (x) the average of the closing prices on the 20 trading days prior to such determination on the principal national securities exchange on which the Common Stock is traded, if any,
     (y) the average of the last quoted prices on the 20 trading days prior to such determination if the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market, or (z) if the Common Stock is not listed on a national securities exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then as determined in good faith by the Board of Directors of the Company and reasonably agreed to by the majority holders of the Series A Convertible Preferred Stock.

               (iv) In the event the Company should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock
                                                         ------------
     Equivalents") without payment of any consideration by such holder for the
     -----------
     additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or with payment that is less than the Conversion Price then in effect, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of (a) shares of Common Stock outstanding and (b) those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4(a)(vi) below. Common Stock Equivalents shall not include (i) any stock option (or shares issued upon their exercise) or other securities issued under incentive plans granted to employees, officers, directors or consultants in connection with their employment with the Company or (ii) warrants (or shares issued upon their exercise) issued in connection with any equipment loan by the Company or (iii) the Convertible Promissory Note issued by the Company to Elan International Services, a Bermuda exempted limited liability company

                                       4
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     ("EIS"), (or shares issued upon its exercise) or (iv) securities issued in
       ---
     a private sale at a price not less than 85% of the Fair Market Value pursuant to which the purchasers are granted registration rights for the resale of such securities; provided that the rights of the holders of the Series A Preferred Stock as set forth in Section 4(a)(iii) are not affected.

               (v) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (vi)  The following provisions shall apply for purposes of this
     Section 4(a):


                     (A) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                     (B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                     (C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series A Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

     5.   Other Distributions.  On or prior to the Conversion Termination Date,
          -------------------
in the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in
Section 4, then, in each such case for the purpose of this Section 5, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock

                                       5
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of the Company into which their shares of Series A Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     6.   Recapitalizations.  On or prior to the Conversion Termination Date, if
          -----------------
at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 3 or Section 4 hereof) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     7.   No Impairment. The Company will not, by amendment of its Articles of
          -------------
Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     8.   No Fractional Shares and Certificate as to Adjustments.
          ------------------------------------------------------

     (a) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Series A Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (b) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or

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readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series A Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

     9.   Reservation of Stock Issuable Upon Conversion. The Company shall at
          ---------------------------------------------
all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Company will take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles of Incorporation.

     10.  Notices. Any notice required by the provisions hereof to be given to
          -------
the holders of shares of Series A Preferred Stock shall be deemed given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Company.

     11.  Voting Rights. Subject to Section 12 below, holders of Series A
          -------------
Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Company.

     12.  Protective Provisions. Subject to the rights of any series of
          ---------------------
preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

     (a) amend its Articles of Incorporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof (including by creating any additional classes or series of preferred stock with a liquidation preference or other rights senior to or pari passu with the Series A Preferred Stock); and

     (b) change the rights of the holders of the holders of the Series A Preferred Stock in any other respect.

     13.  Status of Converted Stock. In the event any shares of Series A
          -------------------------
Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be canceled and shall not

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be reissuable by the Company. The Articles of Incorporation of the Company shall be appropriately amended to effect the corresponding reduction in the Company's authorized capital stock."

                                       8
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          We further declare under penalty of perjury under the laws of the
State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated this 14/th/ day of January, 2000.



                                              By:  /s/ John W. Fara
                                                 -------------------------------
                                                    Name:  John W. Fara, Ph.D.
                                                    Title: President and Chief
                                                           Executive Officer


                                              By:  /s/ John F. Hamilton
                                                 -------------------------------
                                                    Name:  John F. Hamilton
                                                    Title: Vice President,
                                                           Finance and Chief
                                                           Financial Officer

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